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                                  EXHIBIT 99.1






A M E R I C A N  B U S I N E S S  F I N A N C I A L  S E R V I C E S ,  I N C .
                         I N V E S T M E N T  N O T E S

                           R A T E   S U P P L E M E N T

                     P R O S P E C T U S   S U P P L E M E N T
                            D A T E D   X X / X X / X X

               Term                      Rate              Annual Yield*
             3-5 mos.                    X.XX%                 X.XX%
            6-11 mos.                    X.XX%                 X.XX%
           12-17 mos.                    X.XX%                 X.XX%
           18-23 mos.                    X.XX%                 X.XX%
           24-29 mos.                    X.XX%                 X.XX%
           30-35 mos.                    X.XX%                 X.XX%
           36-47 mos.                    X.XX%                 X.XX%
           48-59 mos.                    X.XX%                 X.XX%
           60-83 mos.                    X.XX%                 X.XX%
          84-119 mos.                    X.XX%                 X.XX%
            120 mos.                     X.XX%                 X.XX%
       Money Market Note                 X.XX%                 X.XX%

    Minimum Investment for Investment Notes and Money Market Notes is $1,000

  AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can only be made by the Prospectus dated XXXX XX, 2002, delivered in conjunction with this Rate Supplement dated XXXX XX, XXXX. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an Investment in the Notes.
*The Effective Annual Yield assumes all interest reinvested daily at the stated rate. The rates for the Investment Notes are available from XXXX XX, XXXX through XXXX XX, XXXX. The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rates shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such notes. You may obtain an additional copy of the Prospectus dated XXXX XX, 2002 free of charge from American Business Financial Services, Inc. by calling (800)776-4001.

Investment Notes and Money Market Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.

                             [Graphic Appears Here]   For information,
                                                     call 1-800-776-4001

BalaPointe Office Centre   111 Presidential Boulevard   Bala Cynwyd, PA 19004
                               www.ABFSonline.com
                                                                        00000000








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I M P O R T A N T  P R O S P E C T U S  I N F O R M A T I O N  E N C L O S E D





[GRAPHIC GOES HERE]




A M E R I C A N  B U S I N E S S  F I N A N C I A L  S E R V I C E S ,  I N C

A M E R I C A N  B U S I N E S S  F I N A N C I A L  S E R V I C E S ,  I N C .
                          I N V E S T M E N T  N O T E S

                        I N V E S T O R  O R D E R  F O R M

           P L E A S E  P L A C E  C O M P L E T E D  F O R M  I N  T H E
                         E N C L O S E D  E N V E L O P E

              INVESTOR: Please indicate your investment order below
                        (Fill in all terms and amounts).

 Investment Notes
--------------------------------------------------------------------------------
 Please enclose a check for the purchase of an American Business Financial Services, Inc. Investment Note(s). ($1,000 minimum per note)
Indicate the amount you wish to invest for each term selected below:

 Term                             Amount $
--------------------------------------------------------------------------------
 Term                             Amount $
--------------------------------------------------------------------------------
 Term                             Amount $
--------------------------------------------------------------------------------
 Term                             Amount $
--------------------------------------------------------------------------------
 TOTAL amount of INVESTMENT NOTE(s) purchase: $_________________________________

 Rates established at the date of purchase and set forth in the current Prospectus and Rate Supplement are fixed until maturity.


--------------------------------------------------------------------------------
Please check one of the following interest payment options:
[_] Compound interest daily and pay at maturity.
[_] Compound interest daily and pay interest.
    (Available on maturities of 12 months or longer)
    [_] Monthly [_] Quarterly [_] Semi-Annually [_]Annually
    Select method of interest payment:
    [_] By Automatic Transfer to Investor's Bank (If this option is chosen, investor must attach voided check for account selected to receive transfer.)
    [_] Transfer to ABFS Money Market Investment Notes.
        Account Number: ________________________________________________________
    [_] By Check
(If no interest option is checked, interest will be compounded daily and paid at maturity).

Money Market Notes
================================================================================
 Please enclose a check for the purchase of an American Business Financial Services, Inc. Investment Money Market Note(s). Initial Rate is established at the date of purchase as set forth in the current Prospectus and Rate Supplement and is subject to change. The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rate shall not be reduced below 4% per year.
 TOTAL amount of MONEY MARKET NOTE(s) purchase: $___________ (Minimum $1,000)
================================================================================
 These Notes are not certificates of deposit or other obligations of or guaranteed by a depository institution. The payment of principal and interest on the Notes is not insured or guaranteed by the FDIC or any other governmental agency.


      INVESTOR: Please print all information below to complete your order.

Registration Information                                           0000000000000
--------------------------------------------------------------------------------
Registered Owner                                      SSN/EIN
--------------------------------------------------------------------------------
Joint Owner (If applicable)                           SSN
--------------------------------------------------------------------------------
Street Address                                        Date of Birth
--------------------------------------------------------------------------------
City                                                  State           Zip
--------------------------------------------------------------------------------
E-mail Address                                        Telephone (   )
--------------------------------------------------------------------------------
Beneficiary Name (If applicable)                      Beneficiary SSN
--------------------------------------------------------------------------------
Custodian's Name (Only one allowed by Law)
--------------------------------------------------------------------------------
Minor's Name*                                         Minor's SSN
--------------------------------------------------------------------------------
*Under the Uniform Transfers to Minors Act














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 Signature Verification
--------------------------------------------------------------------------------
 Under penalties of perjury, I certify that:
 1. The social security number shown on this form is correct.
 2. I am not subject to backup withholding, either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. (Only cross out subpart (2) if you are subject to backup withholding.)
 3. I am a bona fide resident of the state listed above.
 4. I have received a copy of the Prospectus dated XXXX XX, 2002.


Signature of Registered Owner                                 Date
--------------------------------------------------------------------------------
Joint Signature (If Applicable)                               Date
--------------------------------------------------------------------------------
 Payment Instructions

Please make checks payable to: American Business Financial Services, Inc. P.O. Box 11716 o Philadelphia, PA 19101-9928

                                                          [Graphic Appears Here]

This application is neither an offer to sell nor an offer to buy Subordinated Investment Notes. Such an offer can only be made by Prospectus accompanied by a Rate Supplement.

                                                                      0000000000




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A M E R I C A N  B U S I N E S S  F I N A N C I A L  S E R V I C E S ,  I N C .

                             [Graphic Appears Here]

                                                                   XXXX XX, 2002

Dear Investor:

         Thank you for your interest in American Business Financial Services, Inc.'s (ABFS) Investment Notes program. Enclosed please find the Prospectus that you requested, which replaces the Prospectus dated XXXX XX, 2002. Our current Rate Supplement is also enclosed.

         Most financial experts agree that fixed-rate investments, such as an ABFS Investment Note, are an important component of any portfolio, so you may want to consider adding an Investment Note to your overall mix of investments.

         Simply read this current Prospectus, including "Risk Factors," carefully before investing. Then, review the Rate Supplement and choose the rate and term that best suits your investment objectives and horizon. Finally, complete the Investor Order Form and return it with your check made payable to "American Business Financial Services, Inc." in the enclosed postage-paid envelope.

         ABFS also offers you the opportunity to have your Investment Note interest automatically deposited into your existing savings, checking or money market account at your financial institution. Call us at the toll-free number below for more details.

         Again, we thank you for your interest. If you have any questions, please call us toll-free at 1-800-776-4001.

Sincerely,

/s/ Jerry Rappaport                             /s/ Ray Bucceroni
---------------------                           ---------------------
Jerry Rappaport                                 Ray Bucceroni
Senior Vice President                           Senior Vice President


P.S.-- When you complete your Investor Order Form, please be sure to include your email address, if applicable, in the space provided, so that we can communicate important information to you in a timely manner.





Investment Notes and Money Market Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.